The Rubicon Project, Inc. S-4

Exhibit 99.8

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PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED JANUARY 30, 2020

TELARIA, INC.

Special Meeting of Stockholders

[     ] , 2020, [     ] AM, EDT

This proxy is solicited by the Board of Directors

The undersigned stockholder(s) hereby revoke(s) all previous proxies, acknowledge(s) receipt of the notice of the Special Meeting of Stockholders of Telaria, Inc. and the accompanying proxy statement, and hereby appoint(s) Mark Zagorski and Aaron Saltz, or either of them, as proxies of the undersigned, each with the power to appoint his substitute, and hereby authorize(s) them, or either of them, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Telaria, Inc. that the undersigned stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders of Telaria, Inc. to be held at [    ] AM, EDT, on [    ], 2020 at [the offices of Cooley LLP, 55 Hudson Yards, New York, NY 10001], and any adjournment or postponement thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed by the stockholder, with discretionary authority as to any and all other matters that may properly come before the meeting. If no such direction is made, the proxyholders will have the authority to vote in accordance with the Board of Director’s recommendations.

(Continued and to be signed on the reverse side)

1.1	14475

SPECIAL MEETING OF STOCKHOLDERS OF

TELARIA, INC.

[     ], 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice, Proxy Statement, Annual Report and Proxy Card

are available at http://www.astproxyportal.com/ast/18401

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

↓  Please detach along perforated line and mail in the envelope provided.  ↓

00030030030000001000 4	000020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED JANUARY 30, 2020

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
1.

Adoption of the Merger Agreement. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2019 (as amended from time to time, the “Merger Agreement”), by and among The Rubicon Project, Inc., Madison Merger Corp. and Telaria, Inc.

	☐	☐	☐

2.

Approval of the Telaria Merger-Related Compensation. To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Telaria’s named executive officers in connection with the merger contemplated by the Merger Agreement; and

	☐	☐	☐

3.

Adjournment of the Telaria Special Meeting. To vote on a proposal to approve the adjournment of the Telaria special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Telaria special meeting to approve the Telaria merger proposal.

	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

TELARIA, INC.

[     ], 2020

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice, Proxy Statement, Annual Report and Proxy Card
are available at http://www.astproxyportal.com/ast/18401

↓  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ↓

00030030030000001000 4	000020

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION, DATED JANUARY 30, 2020

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
1.

Adoption of the Merger Agreement. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of December 19, 2019 (as amended from time to time, the “Merger Agreement”), by and among The Rubicon Project, Inc., Madison Merger Corp. and Telaria, Inc.

	☐	☐	☐

2.

Approval of the Telaria Merger-Related Compensation. To vote on a proposal to approve, by advisory (non-binding) vote, certain compensation arrangements that may be paid or become payable to Telaria’s named executive officers in connection with the merger contemplated by the Merger Agreement; and

	☐	☐	☐

3.

Adjournment of the Telaria Special Meeting. To vote on a proposal to approve the adjournment of the Telaria special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies in the event there are not sufficient votes at the time of the Telaria special meeting to approve the Telaria merger proposal.

	☐	☐	☐

NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof.

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.